Exhibit 99.1

FOR IMMEDIATE RELEASE

LSB INDUSTRIES, INC. PROVIDES BUSINESS UPDATE

Announces Closing of $210 Million Sale of Securities

El Dorado Facility Nitric Acid Plant is Operational and Ammonia Plant Construction Remains on Schedule and on Budget

Expands Board with Addition of Three Independent Directors

OKLAHOMA CITY, Oklahoma — December 7, 2015 — LSB Industries, Inc. (NYSE: LXU) (“LSB or “the Company”) announced that it has completed the sale of $210 million of preferred stock and warrants (the “securities”) in a private placement to an affiliate of Security Benefit Corporation (“Security Benefit”) that it had previously announced on November 6, 2015. LSB intends to use the net proceeds from the sale of the securities primarily for the completion of construction of an ammonia plant, nitric acid plant and nitric acid concentrator at its chemical facility located in El Dorado, Arkansas (“El Dorado” or the “El Dorado Facility”).

The Series E cumulative redeemable Class C preferred stock (the “Series E Preferred Stock”) has a 14% annual dividend rate and an economic participation right equal to 2% of the outstanding common stock before the transaction was completed. The Company will be entitled to redeem the Series E Preferred Stock at any time without premium or penalty at the liquidation preference, plus accrued and unpaid dividends plus the value of the participating right. Security Benefit will have the option to redeem the Series E Preferred Stock beginning one day after the maturity date of the Company’s existing senior secured notes. Along with the preferred stock, Security Benefit has received warrants to purchase 17.99% of the outstanding common stock before the transaction was completed with an exercise price of $0.10 per warrant and a ten year term. In addition, the Company has issued a share of preferred stock under a separate series to Security Benefit with voting rights equal to 19.99% of the outstanding common stock before the transaction (the “Series F Preferred Stock”). The voting rights of the Series F Preferred Stock will be reduced in conjunction with any reduction of the warrants or economic participation right.

El Dorado Facility Updates

LSB also announced that at the El Dorado Facility, its new nitric acid plant is fully operational and that its nitric acid concentrator has successfully passed all performance tests. Additionally, construction of the

375,000 ton per year ammonia plant is currently approximately 85% mechanically complete, as compared to approximately 70% as of September 30, 2015. As previously announced, the ammonia plant is expected to be completed during February 2016 and remains on schedule to begin production in the second quarter of 2016. The total cost to complete the El Dorado expansion projects remains in the range of $831 million to $855 million ($564 million spent as of September 30, 2015 and $197 million to $216 million to be spent in the fourth quarter of 2015, and between $70 million to $75 million to be spent in 2016).

“We are pleased to have secured the additional financing to complete the expansion projects at our El Dorado facility,” stated Daniel Greenwell, LSB’s Interim CEO. “These projects remain on schedule, with the nitric acid plant in operation and producing, and the ammonia plant anticipated to enter service in the second quarter of 2016. The budget we articulated in early November remains intact. We continue to forecast a material increase in profitability once the El Dorado ammonia plant is in full production and we look forward to reporting our progress to shareholders.”

Expands Board of Directors with Three New Independent Directors

In connection with the private placement per the agreement with Security Benefit, the Company has appointed Mark Genender, Jonathan Bobb and Joe Reece to its Board of Directors, effective immediately. Concurrent with these appointments, Charles Burtch and Robert Butkin have resigned from the Board, effective immediately. With the addition of these three new independent directors, the size of the Board has increased from 13 to 14 directors.

Mr. Greenwell added, “We are pleased to add Messrs. Genender, Bobb and Reece to our Board and look forward to benefiting from their expertise as we continue to execute on our strategy to drive enhanced shareholder value. I also want to thank Chuck Burtch and Robert Butkin for their dedicated service to our Board during a critical time.”

About Mark Genender

Mr. Genender is a Managing Director at an affiliate of Security Benefit. He is responsible for originating and executing both minority and control investments in operating companies and assets in a range of industries. Mr. Genender previously served in the same role at Guggenheim Partners, a global investment and advisory firm. Prior to Guggenheim, Mr. Genender served in senior positions at investment firms Red Mountain Capital, The Carlyle Group, Star Avenue Capital and Fenway Partners.

Earlier in his career, Mr. Genender spent six years in operating roles at Nabisco International and the Frito-Lay division of PepsiCo. Prior to PepsiCo, he was a member of the mergers and acquisitions department at Goldman Sachs & Co.

Mr. Genender currently serves on the Board of Directors of Media Rights Capital. Mr. Genender previously served on the Boards of Directors of Nature’s Sunshine Products (NASDAQ:NATR) and Cost Plus World Market (NASDAQ:CPWM) as well as a number of private companies.

Mr. Genender received his A.B. from the Woodrow Wilson School of Public and International Affairs at Princeton University and received his M.B.A. from INSEAD.

About Jonathan Bobb

Mr. Bobb is a member of the Corporate Investment team at an affiliate of Security Benefit. In this role, he is responsible for originating and executing both minority and control investments in operating companies and assets in a range of industries. Mr. Bobb previously served in the same capacity at Guggenheim Partners. Prior to joining Guggenheim, Mr. Bobb was a member of the mergers and acquisitions department at Goldman Sachs & Co. His previous experience includes financial planning roles at Gap Inc. and investment banking positions with J.P. Morgan and Deutsche Bank.

Mr. Bobb received a B.A. in Economics from Stanford University and an M.B.A. from the University of Michigan.

About Joe Reece

Mr. Reece has over 28 years of experience advising Corporations, Boards, Financial Sponsors and Institutional Investors on strategy, financings, and mergers and acquisitions. Mr. Reece is currently the President of Helena Capital LLC, a Merchant Bank with offices in New York and Los Angeles, which he founded in 2015.

Prior to Helena Capital, Mr. Reece spent nearly 20 years at Credit Suisse, where he served in numerous senior leadership positions. Notably, from 2011 to 2015 he held the role of Global Head of Equity Capital Markets, where he oversaw origination and distribution globally of all equity products for all Industry Groups. At the same time, Mr. Reece was Tri-Head of Global Credit Risk Management, with oversight of Credit Suisse’s loan book for corporate and institutional investment banking clients. Previously, Mr. Reece also served as Global Head of the Global Industrials Group at Credit Suisse. From 1993 to 1997, Mr. Reece was an attorney in the Corporate Practice Group at Skadden Arps in Los Angeles. He also served in various roles at the United States Securities and Exchange Commission from 1987 to 1992, ultimately serving as a Special Counsel to the Division of Corporation Finance. Mr. Reece serves on the Board of Directors of CST Brands, Inc. (NYSE: CST).

Mr. Reece holds an LL.M. in Securities & Financial Regulation from Georgetown University Law Center as well as a J.D., M.B.A. and B.A. degree from Ohio Polytechnic University / University of Akron.

About LSB Industries, Inc.

LSB is a manufacturing company. LSB’s principal business activities consist of the manufacture and sale of chemical products for the agricultural, mining, and industrial markets, and the manufacture and sale of commercial and residential climate control products, such as water source and geothermal heat pumps, hydronic fan coils, modular chillers, large custom air handlers and make-up air units.

Forward Looking Statement

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally are identified by use of the words “will”, “believes”, “expects”, “estimates”, “intends”, “anticipates”, “plans to”, “should”, “estimates”, “projects”, or similar expressions, including, without limitation, the completion of construction of an ammonia plant, nitric acid plant and concentrator at its chemical facility located in El Dorado, Arkansas, the expectations that these projects will be completed on schedule and on budget, the forecasting of a material increase in profitability, and the various factors described in the “Special Note Regarding Forward-Looking Statements,” and the “Risk Factors” contained in our 10-K for the year ended December 31, 2014, and Form 10-Q for quarter ended September 30, 2015. These forward looking statements speak only as of the date of this press release, and LSB expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in LSB’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Company Contact: Mark Behrman, Chief Financial Officer (405) 235-4546	Investor Relations Contact: Fred Buonocore (212) 836-9607 Linda Latman (212) 836-9609 The Equity Group Inc.

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